                                                                      Exhibit 23


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-55131, Form S-8 No. 333-28101, Form S-8 No. 333-28065 and Form
S-8 No. 333-103069) of Sterling Financial Corporation and in the related prospectuses of our report dated January 28, 2003, with respect to the consolidated financial statements of Sterling Financial Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                   /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
March 25, 2003